SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 21, 2004

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Commission File Number)

1001 Nineteenth Street

North Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Item 5. Other Events.

1.	On July 22, 2004, Friedman, Billings, Ramsey Group, Inc. entered into a $255,000,000 unsecured Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, as Administrative Agent and lender, and the other lenders party thereto. A copy of the Credit Agreement is attached hereto as Exhibit 10.01.

2.	On July 21, 2004, Friedman, Billings, Ramsey & Co., Inc. terminated its $40,000,000 NASD Subordinated Revolving Loan Agreement with Custodial Trust Company.

EXHIBIT LIST

10.01  Credit Agreement, dated as of July 22, 2004, among Friedman, Billings, Ramsey Group, Inc., the lenders party thereto, and JPMorgan Chase Bank, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Date: July 22, 2004	By:	/s/ Kurt R. Harrington
Kurt R. Harrington
Chief Financial Officer